BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E11093832020-3
Barbara K. Cegavske	Filing Number 20211824925
Secretary of State State Of Nevada	Filed On 10/15/2021 10:34:02 AM
	Number of Pages 20

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Entity or Nevada Business Identification Number (NVID) : NV20201970152
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☑ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 10/15/2021 Time: 10:40 AM

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☑ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☑ Other.

The articles have been amended as follows: (provide article numbers, if available)

Preferred stock designation

(attach additional page(s) if necessary)

6. Signature: (Required)

X **Riley Park** — **Incorporator**

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E11093832020-3
Barbara K. Cegavske	Filing Number 20211824925
Secretary of State State Of Nevada	Filed On 10/15/2021 10:34:02 AM
	Number of Pages 20

Okmin Resources, Inc.
Certificate of Designation
Series A Convertible Preferred Stock

WHEREAS, the Board of Directors of the Corporation desires to designate a series of the Corporation's preferred stock, par value $0.0001 per share, as Series A Convertible Preferred Stock and desires to fix and determine the number, voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of such Series A Convertible Preferred Stock;

WHEREAS, the Board of Directors of the Corporation desires that such designation of the Series A Convertible Preferred Stock be deemed effective as of the date upon the filing of a certificate of designation with the Secretary of State of the State of Nevada;

WHEREAS, it is deemed to be in the best interests of the Corporation and its shareholders that the Corporation take the following actions.

NOW, THEREFORE, BE IT:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation, the Board of Directors of the Corporation hereby fixes and determines the number, voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the first series of the preferred stock, par value $0.0001 per share, of the Corporation which shall consist of 5,000,000 shares and shall be designated as Series A Convertible Preferred Stock as follows:

Section 1. Designation; Number of Shares; Rank.

(a) There shall be created from the 50,000,000 shares of Preferred Stock authorized to be issued by the Articles of Incorporation, a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Convertible Preferred Stock"), and the authorized number of shares constituting the Series A Convertible Preferred Stock shall be 50,000,000. Such number of shares may be decreased by resolution of the Board of Directors and by the filing of a certificate of decrease with the Secretary of State of the State of Nevada; provided that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding.

(b) The Convertible Preferred Stock, upon liquidation, winding-up or dissolution of the Corporation, ranks on a parity, in all respects, with all the Common Stock.

Section 2. Definitions.

As used herein, the following terms have the following meanings:

"Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation.

"Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

"Common Stock" shall mean the common stock, par value $0.0001 per share, of the Corporation or any other capital stock of the Corporation into which such Common Stock shall be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Corporation" shall mean Okmin Resources, Inc., a corporation organized and existing under the laws of the State of Nevada.

"Conversion Agent" shall have the meaning assigned to such term in Section 10.

"Conversion Date" shall any date, after the effectiveness of a registration for the Corporation's common shares underlying the Holder's shares of Series A Preferred Stock, on which a Holder effects a conversion in accordance with Section 5(b)(i).

"Conversion Price" shall mean $0.01 for each share of Series A Convertible Preferred Stock.

"Conversion Rate" shall mean ten (10) shares of Common Stock per share of Series A Convertible Preferred Stock.

"Convertible Preferred Stock" shall have the meaning assigned to such term in Section 1.

"Fundamental Transaction" shall mean any (i) acquisition of the capital stock or other ownership interest of any other Person or the merger or consolidation of the Corporation with or into another Person, (ii) sale of all or substantially all of the Corporation's assets or purchase of all or substantially all of the assets of any other Person in one or a series of related transactions, (iii) tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) reclassification of the Common Stock or any share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

"Holder" or "holder" shall mean a holder of record of the Convertible Preferred Stock.

"Issue Date" shall mean date of issuance of the Convertible Preferred Stock.

"Liquidation Preference" shall have the meaning assigned to such term in Section 4(a).

"Paying Agent" shall have the meaning assigned to such term in Section 10.

"Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock Corporation, trust, limited liability Corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock" shall mean the preferred stock, par value $0.0001 per share, of the Corporation.

"Transfer Agent" shall have the meaning assigned to such term in Section 10.

Section 3. Dividends.

(a) Holders shall not be entitled to receive dividends on shares of Series A Convertible Preferred Stock.

Section 4. Liquidation Preference.

(a) Series A Convertible Preferred Stock will rank on a parity, in all respects, with all the Common Stock. In the event of the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each holder of Convertible Preferred Stock will be entitled to receive and to be paid out of the assets of the Corporation available for distribution to the stockholders of the Corporation, on a pro-rata basis as is made to holders of the Common Stock, in respect of each share of Convertible Preferred Stock.

Section 5. Conversion.

(a) At the Option of the Holder. For so long as any shares of Convertible Preferred Stock are outstanding, holders of Convertible Preferred Stock may elect to convert, on any Conversion Date, all or any portion of their respective Eligible Conversion Shares into fully paid and nonassessable shares of Common Stock, subject to the terms and provisions of this Section 5. Each Eligible Conversion Share shall be convertible into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) equal to the Conversion Rate in effect at the close of business on the applicable Conversion Date.

(b) Mechanics of Conversion.

(i) The Holder shall effect conversions by delivering to the Corporation the following on the Conversion Date: (A) the certificate(s) representing the shares to be converted, (B) written notice to the Corporation that the Holder elects to convert such Holder's Eligible Conversion Shares represented by such certificate(s) pursuant to Section 5 and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued; (C) the payment amount due from the Holder to the Company upon conversion of the Preferred Stock on the basis of the Conversion Price of $0.01 multiplied by the number of shares of Series A Convertible Preferred Stock elected to be converted; and (D) (if so required by the Corporation or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required.

(ii) If fewer than all the shares of Convertible Preferred Stock evidenced by any such surrendered certificate or certificates, if any, are converted, the Corporation shall, as soon as practicable, issue and deliver to the holder of the Convertible Preferred Stock a new certificate evidencing the shares of Convertible Preferred Stock that are not subject to such conversion. On and after the close of business on the Conversion Date, the holder converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, such shares of Convertible Preferred Stock shall cease to be outstanding and all rights whatsoever with respect to such shares (except the right to receive the Common Stock and any cash in lieu of fractional shares of Common Stock due in connection with such conversion) shall terminate.

(iii) The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion, whether optional or mandatory, of the Convertible Preferred Stock in a name other than that of the Holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(iv) Each conversion exercised in accordance with this Section 5 shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

Section 6. Fractional Shares.

(a) If, upon conversion of the Convertible Preferred Stock, a holder would be entitled to receive a fractional interest in a share of the Common Stock or Convertible Preferred Stock, as the case may be, the number of shares issuable to such Holder shall be rounded upwards to the nearest whole number.

Section 7. Voting Rights.

(a) Except as otherwise required by applicable law or as set forth herein, the shares of Convertible Preferred Stock shall be voted equally with the shares of Common Stock as a single class with respect to all matters submitted to the holders of Common Stock at any annual or special meeting of stockholders of the Corporation. Each holder of one or more shares of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and to such number of votes for the shares of Convertible Preferred Stock held by such holder immediately after the close of business on the record date fixed for such meeting. Each share of Convertible Preferred Stock shall be entitled to ten (10) votes. Fractional votes shall not, however, be permitted and any fractional voting rights respect to any holder of Convertible Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one).

Section 8. Status of Convertible Preferred Stock Upon Retirement.

(a) Shares of Convertible Preferred Stock that are converted pursuant to Section 5 shall be retired and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the conversion pursuant to Section 5 of all outstanding shares of Convertible Preferred Stock, all provisions of Convertible Preferred Stock shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors shall have the power, without stockholder action, to cause the

certificate of designation filed with the Secretary of State of the State of Nevada designating the Convertible Preferred Stock to be eliminated from the Articles of Incorporation.

Section 9. Certificates.

(a) Ownership of shares of Convertible Preferred Stock shall be evidenced by certificates issued by the Corporation to each Holder.

Section 10. Transfer, Payment and Conversion.

(a) The Convertible Preferred Stock may be presented to the Corporation at its principal place of business for transfer, payment or conversion. The Corporation also shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock for the purpose of registering shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock as herein provided. The initial registrar for the Convertible Preferred Stock shall be the Corporation.

(b) The Corporation may appoint one or more additional transfer agents, paying agents and/or conversion agents in such other locations as it shall determine. The term "Transfer Agent" includes any additional transfer agent, the term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Transfer Agent, Paying Agent or Conversion Agent without prior notice to any holder.

Section 11. Notices to Holders.

(a) Adjustment to Conversion Rate. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notices of Other Events. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction, (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(c) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any holder of the Convertible Preferred Stock shall be given to the registered address set forth in the Corporation's records for such holder.

(d) With respect to any notice to a Holder of shares of Convertible Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such

action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

Section 12. Miscellaneous.

(a) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. Unless otherwise stated herein, any actions required to be made hereunder on any day that is not a Business Day shall be taken on the next succeeding Business Day.

(b) Holders of Convertible Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

(c) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any preferred stock certificates representing the shares of Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the preferred stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such shares of Convertible Preferred Stock into Common Stock.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Articles of Incorporation pursuant to the provisions of Section 1955 of Chapter 78 of the Nevada Revised Statutes; and it is further

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, alone or together, authorized to execute and deliver for and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, to make all arrangements, to pay all such fees and expenses, and to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, as they may deem necessary or appropriate to effectuate the foregoing resolutions or otherwise in connection with the transactions described in or contemplated herein (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and it is further

FURTHER RESOLVED, that any actions by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and it is further

FURTHER RESOLVED, that this Action by Unanimous Written Consent may be executed in any number of counterparts and when each director has executed at least one counterpart, the foregoing resolutions shall be deemed adopted and in full force and effect as of the date hereof.

FURTHER RESOLVED, that this Action by Unanimous Written Consent shall be filed with the minutes of meetings of the Board of Directors of the Corporation and shall be treated for all purposes as action taken at a meeting.

[Remainder of page intentionally left blank]

RESOLVED FURTHER, that any and all acts taken by any officer or representative of the Corporation, in furtherance of the transactions contemplated by the foregoing resolutions taken prior to or after the adoption for these resolutions, are hereby ratified and approved.

Dated as of this 18th day of December 2020.

Thomas Lapinski

Jonathan Herzog

Filed in the Office of	Business Number E11093832020-3
Barbara K. Cegavske	Filing Number 20211824925
Secretary of State	Filed On 10/15/2021 10:34:02 AM
State Of Nevada	Number of Pages 20

ARTICLES OF INCORPORATION- B
OF
OKMIN RESOURCES INC.

A Nevada Corporation

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the corporation shall be located in the State of Nevada at such place as designated by the Board of Directors.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
CORPORATE SEAL

Section 1. Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE III
STOCKHOLDERS' MEETINGS

Section 1. Annual Meeting.

(a) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

(b) Place of Meetings. Meetings of the Shareholders, including annual meetings and special meetings, shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Nevada, the principal place of business, or a place designated by the resolution of Board of Directors.

(c) Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

(d) Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting)

state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Nevada Revised Statutes. Except as otherwise provided by the Nevada Revised Statutes, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e) Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

(f) Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

(g) Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support

an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(h) Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the Nevada Revised Statutes, the provisions of that Section shall not apply to the corporation.

(i) Quorum. The holders of at least one third of the outstanding voting shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. Once a quorum is established at any meeting of the stockholders, the voluntary withdrawal of any stockholder from the meeting shall not affect the authority of the remaining stockholders to conduct any business which properly comes before the meeting. In the absence of a quorum, the chairman of the meeting or stockholders present at the meeting may adjourn the meeting from day to day or time to time without further notice other than announcement at such meeting of such date, time and place of the adjourned meeting. At an adjourned meeting of the stockholders at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

(j) Voting. Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 2. Stockholder Action Without Meetings. Any action required by the Nevada Revised Statutes to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting

at which all shares entitled to vote thereon were present and voted. Action taken pursuant to this paragraph shall be subject to the provisions of Section 78.320 of the Nevada Revised Statutes.

ARTICLE IV
DIRECTORS

Section 1. Functions and Definition. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The initial Board of Directors shall not consist of less than 1 (one) person. Thereafter, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors.

Section 3. Election and Term. The first Board of Directors, unless the members thereof shall have been named in the articles of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal. Except as the Nevada Revised Statutes may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 5. Meetings.

(a) Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b) Place. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

(c) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

(d) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(e) Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Nevada Revised Statutes, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Nevada Revised Statutes and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(f) Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

(g) Written Action. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting

of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by the Nevada Revised Statutes, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7. Board of Advisors. The Board of Directors, in its discretion, may establish a Board of Advisors, consisting of individuals who may or may not be stockholders or directors of the Corporation. The purpose of the Board of Advisors would be to advise the officers and directors of the Corporation with respect to such matters as such officers and directors shall choose, and any other matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the Corporation. The Board of Advisors shall meet on such basis as the members thereof may determine. The Board of Directors may eliminate the Board of Advisors at any time. No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority of the Board of Directors or any decision-making power and shall be merely advisory in nature. Unless the Board of Directors determines another method of appointment, the President shall recommend possible members of the Board of Advisors to the Board of Directors, who shall approve such appointments or reject them.

ARTICLE V
OFFICERS

Section 1. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of directors, the Chairman of the Board of directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Anyone person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law.

SECTION 2. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the Chief Executive Officer or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such person is also a director of the Corporation.

Section 3. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board

of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) **Duties of Chairman of the Board of Directors**. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 3.

(c) **Duties of President**. The President shall preside at all meetings of the stockholders and at all meetings of the Board of directors, unless the Chairman of the Board of directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of directors shall designate from time to time.

(d) **Duties of Vice Presidents**. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of directors or the President shall designate from time to time.

(e) **Duties of Secretary**. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perfo l ll the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) **Duties of Chief Financial Officer**. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform

other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 4. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 6. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
SHARES OF STOCK

SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Nevada, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by Nevada law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal

claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Nevada.

ARTICLE VII
CONTRACTS, FINANCIAL INSTRUMENTS, AND OTHER SECURITIES

SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Articles of Incorporation or these bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniary liable for any purpose or to any amount.

SECTION 2. Loans. Unless the Board of Directors shall otherwise determine, the President or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board of Directors.

SECTION 3. Checks, Drafts, Bank Accounts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the

Corporation by such persons and in such manner as shall from time to time be authorized by the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

SECTION 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient.

Section 6. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE VIII
DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or owns as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
INDEMNIFICATION

SECTION 1. **Right To Indemnification**. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure a judgment in its favor (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including serving with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, with respect to a Proceeding involving the right of the Corporation to procure judgment in its favor, such indemnification shall only cover expenses (including attorney fees) and shall only be made if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and shall not be made with respect to any Proceeding as to which such person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Nevada or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Nevada or such other court shall deem proper. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Prepayment of Expenses. Expenses incurred in defending any Proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it should be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise.

SECTION 3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable Nevada law.

SECTION 4. Non-Exclusivity of Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these bylaws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada law, the Articles of Incorporation or of this Article.

SECTION 7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person respect of any act or omission occurring prior to the time of such repeal or modification.

Signature

I, the undersigned, being the Corporate Secretary of Okmin Resources Inc., DO HEREBY CERTIFY the foregoing to be the Articles of Incorporation - Bylaws of the Corporation, as adopted by consent to action in lieu of a special meeting of the Board of Directors of the Corporation, dated December 18, 2020.

Jonathan Herzog

Jonathan Herzog, Corporate Secretary